UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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BLUEKNIGHT ENERGY PARTNERS, L.P.
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BLUEKNIGHT ENERGY PARTNERS

MLP/Midstream Infrastructure Conference

August 24-25, 2011

BLUEKNIGHT ENERGY PARTNERS (NASDAQ: BKEP)

Legal Disclaimers

Forward-Looking Statements

This presentation includes forward-looking statements. Statements included in this presentation that are not historical facts (including any statements or forecasts concerning expectations relating to BKEP's crude oil or asphalt operations and any statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things uncertainties relating to future operations of BKEP's crude oil and asphalt businesses, uncertainties relating to securities class action and other litigation, market conditions, governmental regulations and factors discussed in BKEP's filings with the Securities and Exchange Commission (the "SEC"). If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. BKEP undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Unitholder Proposals

This presentation includes summary descriptions of certain unitholder proposals that BKEP's unitholders are expected to vote upon at BKEP's special meeting scheduled for September 14, 2011. Important additional information regarding the unitholder proposals has been filed with the SEC, including a definitive proxy statement relating to the proposed transactions filed with the SEC on July 28, 2011. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PARTNERSHIP AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain copies of the definitive proxy statement and other documents that the Partnership files with the SEC (when they are available) free of charge at the SEC's web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Partnership's web site at www.bkep.com or by directing a request to Blueknight Energy Partners, L.P., Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, Attention: Investor Relations.

The Partnership, the Partnership's general partner and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions is included in the definitive proxy statement. Additional information regarding the directors and executive officers of the Partnership's general partner is also included in the 2010 Form 10-K, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Blueknight Energy Partners, L.P. as described above.

Executive Summary

- Blueknight Energy Partners, L.P. ("BKEP") is a midstream energy partnership (MLP) that provides gathering, transportation, and terminalling services. Initially formed in July of 2007 through a contribution of crude oil assets from its former parent SemGroup, L.P.
- SemGroup, L.P. declared bankruptcy in July of 2008, at a time when SemGroup comprised more than 80% of BKEP's revenues.
- BKEP never filed for bankruptcy. The owner of our general partner was the filer.
- BKEP was reorganized in 2009 following Vitol's acquisition of the general partner.
- Vitol is one of the world's largest independent energy trading and service providers.
- Charlesbank Capital Partners joined Vitol in late 2010 as co-owner of the general partner of BKEP.
- Since mid-2010 BKEP has demonstrated consistent strong operating performance in its crude oil storage and asphalt segments and has stabilized its gathering & transportation segment.

Executive Summary

Blueknight Recapitalization

- Vitol takes control of the general partner in November of 2009. Inserts new management team and board.

- BKEP restructures its bank debt and receives an infusion of new equity from Vitol and Charlesbank in October of 2010.
  - Refinanced prior credit facilities with new $275mm credit facility (upsized in April of 2011 to $295mm)
  - Issued $190mm in preferred equity to Vitol and Charlesbank

- Vitol/Charlesbank form "Development Co." to incubate greenfield projects.

- Restructure Partnership Agreement to facilitate growth.
  - Unitholder meeting scheduled for September 14, 2011 to consider unitholder proposals
    - Set the minimum quarterly distribution to $0.11 / unit with a corresponding change to the IDRs
    - Eliminate all outstanding arrearages
    - Eliminate subordinated units currently held by the general partner
    - Execute a $77 million rights offering; expected to close in early November

- Expect to reinstate dividends for the fourth quarter of 2011 (paid in the first quarter of 2012).

Geographic Footprint

BKEP's midstream crude oil and asphalt operating footprint spans 23 states across the U.S.



CUSHING TERMINAL
LONGVIEW TERMINAL

Legend

Crude Oil
- Mid-Continent Pipeline System
- Mid-Continent Storage Facility
- Longview Pipeline System
- Longview Storage Facility

Asphalt
- BKEP Asphalt Terminal
- BKEP Asphalt and Residual Fuel Terminal
- BKEP Residual Fuel Terminal

Business Overview

Crude Oil Terminalling and Storage Services



- 6.7 million barrels of terminalling facilities and storage tanks located at Cushing
- About Cushing:
  - The NYMEX delivery point
  - Serves as a primary source of refinery feedstock for Midwest refiners
  - Plays an integral role in establishing and maintaining markets for foreign and domestic crude oil
  - BKEP storage represents 12.5% of the total storage at Cushing
  - Critical connectivity (directly or indirectly) to all terminals and pipelines
- Additional 1.4 million barrels of other storage capacity outside of Cushing

Business Overview

Crude Oil Pipeline Services

- 3 primary gathering and transportation pipeline systems
- Total of 1,285 miles
- Connections to approximately 350 wells

Crude Oil Trucking and Producer Field Services

- Approximately 170 crude oil transport assets that complement the pipeline gathering and transportation business in Oklahoma, Kansas, Texas, New Mexico, and Colorado.
- Producer field services fleet consists of approximately 129 trucks.

Crude Oil Pipeline Services

Mid-Continent System



Vicinity Map
Oklahoma
Texas
Oklahoma System

East Texas System



Vicinity Map
Longview
Texas
Louisiana
Arkansas
Texas Systems

Business Overview



Spokane
Pasco
Boise
Billings
Woods Cross
Salt Lake City
Grand Junction
Denver
Pueblo
Las Vegas
Fontana
Grand Island
Dodge City
Salina
Halstead
El Dorado
Catoosa
Muskogee
Lawton
Ardmore
Lubbock
Saginaw
Ennis
Austin
Sedalia
St. Louis
New Madrid
Little Rock
Memphis
Parsons
Chicago
Pekin
Warsaw
Bay City
Columbus
Northumberland
Reading
Gloucester City
Newport News
Garden City
N
W
E
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BLUEKNIGHT
ENERGY PARTNERS
Asphalt * Emulsion * Residual Fuels

Asphalt Services

- 7.4 million barrels of asphalt and residual fuel oil storage capacity
- 45 terminals across 22 states
- Strategically positioned to provide asphalt services in market areas throughout the continental United States
- 37 of 45 terminals with contracts expiring between 12/31/12 and 12/31/16
- 6 terminals expected to renew for multi-year contracts and 2 terminals under month-to-month terms

Sponsorship From Vitol/Charlesbank

Vitol

- World's largest independent oil trading company
  - 3,150 employees with globally and primary offices in London, Rotterdam, Houston, Geneva, Moscow, Dubai, and Singapore
- Moves equivalent of over 5 million barrels/day of physical oil.
- Privately owned by principal employees; basis of risk management .
- Completed 44th consecutive year of profitable operations in 2010 and revenues of $195 billion.
- Expanding activity in coal, power, CO2 emission credits, LNG and biofuels.
- Infrastructure investments under Vitol Tank Terminals International (VTTI) – over 35 million barrels of storage capacity on 5 continents.
- Strong liquidity and equity capital.

Sponsorship From Vitol/Charlesbank

Charlesbank

- Charlesbank is a private equity firm with over $2.5 billion of capital under management and a long history of making middle-market investments primarily in US companies.

- The senior team has worked together for an average of 18 years; since 1991 investments total more than $2 billion in 62 companies, developing a record of consistent, superior results through several economic cycles.

- Led by ten managing directors, Charlesbank's staff brings a range of expertise to its investing activities and fund administration. Charlesbank has 40 employees, with offices in Boston and New York City.

- Charlesbank has deep energy experience and a proven ability to support and finance growth projects including:
  - Co-founding Regency Gas Services by buying assets out of El Paso
  - Co-founding Southcross Energy by buying assets out of Crosstex

Pro-forma Ownership (1)



Charlesbank Capital Partners
Vitol Holding B.V.
CB-Blueknight, LLC
9,076,923 Series A Preferred Units
Blueknight Energy Holding, Inc.
9,076,923 Series A Preferred Units
50% Ownership Interest
50% Ownership Interest
Blueknight GP Holding, LLC (DE)
100% Indirect Ownership Interest
Blueknight Energy Partners G.P., L.L.C. (DE)
1,127,755 General Partner Units
Incentive Distribution Rights
17.1% Limited Partner Interest
17.1% Limited Partner Interest
Public Unitholders
21,890,224 Common Units
11,846,989 Series A Preferred Units
2.1% General Partner Interest (2)
63.6% Limited Partner Interest
Blueknight Energy Partners, L.P. (DE)
100% Ownership Interest
BKEP Operating Subsidiaries

(1) Assumes the approval of the Partnership Agreement Amendment Proposal (as defined in BKEP's definitive proxy statement), the cancellation of the subordinated units and the consummation in full of the rights offering (and use of proceeds thereof).

(2) Assumes that BKEP's general partner does not contribute capital to BKEP to maintain its general partner interest in connection with rights offering and the issuance of preferred units in connection therewith.

Recent Developments

TransMontaigne-Cushing Crude Oil Storage Agreement

- Announced July 19, 2011.
- Agreements for the construction and operation of 1 million barrels of crude oil storage adjacent to BKEP's Cushing, OK facility.
- TransMontaigne (TLP) will lease a portion of the land at BKEP's Cushing, Oklahoma facility and construct storage tanks and associated infrastructure on that property for the receipt of crude oil by truck and pipeline, the blending of crude oil and the storage of 1 million barrels of crude oil.
- BKEP and TLP will cooperate on the design and construction of the facility and BKEP will provide operational services for TLP under a long-term operating agreement and provide connectivity between the TLP facility and the Cushing market through BKEP's existing facility and infrastructure.
- TLP has entered into a long-term services agreement with Morgan Stanley Capital Group Inc. for the use of the TLP facility. Construction of the TLP facility is expected to begin in August with completion planned for the second quarter of 2012.

Recent Developments

Vitol-Midland Terminal Agreement

- Announced August 16, 2011.
- Agreements with BKEP for the construction and operation of a new crude oil terminal in Midland, Texas.
- Vitol Midstream acquired 90 acres in Midland County where it will construct a new storage terminal and unloading stations for trucks.
- The Vitol Midstream site will be connected by pipeline to the major crude oil terminals in Midland.
- Vitol Midstream has secured pipeline connectivity agreements with Centurion Pipeline L.P. and Enterprise Crude Pipeline LLC. These agreements will allow Vitol Midstream to expand along with market demands.
- The initial construction phase will consist of 1 million barrels of crude oil storage with six truck unloading stations. BKEP will coordinate and supervise the engineering and construction stages of the design for Vitol Midstream and then operate and maintain the new facility and all connecting pipelines.

Growth Strategy and Opportunities

- Continue to develop strategic partnerships, joint ventures and producer relationships which lead to growth projects.

- Focus on South Oklahoma – North Texas crude oil E&P producers.
  - Capitalize on BKEP's existing OK main pipeline system to reach new crude oil production.
  - Utilize truck fleet to service producers' gathering requirements.

- Explore opportunities to branch out on BKEP's OK pipeline system to receive barrels from Bakken and other growth areas.

- Support Vitol Midland with West Texas growth opportunities.

- Actively investigate opportunities to acquire asphalt plants outside existing markets serviced by BKEP facilities.

- Continued margin improvement on crude trucking business.

Financial Exhibits

Selected Financial Data

(in thousands)	Year Ended December 31			Six Months Ended June 30	
	2008	2009	2010	2010	2011
Selected Consolidated Statement of Operations Data				(unaudited)	
Service revenue:					
Crude Oil Terminaling and Storage Services	$ 41,966	$ 43,300	$ 38,959	$ 19,869	$ 19,441
Crude Oil Pipeline Services	20,821	13,487	13,283	6,163	11,075
Crude Oil Trucking and Producer Field Services	63,548	42,275	43,177	21,037	26,207
Asphalt Services	65,845	57,714	57,205	28,406	27,891
Total revenue	$ 192,180	$ 156,776	$ 152,624	$ 75,475	$ 84,614
Expenses:					
Operating	$ 104,078	$ 96,125	$ 97,655	$ 50,000	$ 58,109
General and administrative	43,085	28,137	20,454	7,153	9,386
Total expenses	$ 147,163	$ 124,262	$ 118,109	$ 57,153	$ 67,495
Gain on settlement transaction	$ -	$ 2,585	$ -	$ -	$ -
Loss contingency, net of insurance recovery	-	-	(7,200)	-	-
Operating income	$ 45,017	$ 35,099	$ 27,315	$ 18,322	$ 17,119
Selected Consolidated Balance Sheet Data (end of period)					
ASSETS					
Total current assets	$ 60,106	$ 23,116	$ 32,136	$ 15,986	$ 39,263
Total assets	$ 354,641	$ 310,701	$ 323,838	$ 297,291	$ 327,448
LIABILITIES					
Total current liabilities	$ 32,929	$ 33,880	$ 117,252	$ 447,205	$ 129,294
Total other non-current liabilities	$ 448,355	$ 419,000	$ 244,329	$ -	$ 243,678
Total liabilities	$ 481,284	$ 452,880	$ 361,581	$ 447,205	$ 372,972
Selected Consolidated Statement of Cash Flows Data					
Net cash provided by operating activities	$ 55,989	$ 14,423	$ 19,891	$ 8,580	$ 15,754
Net cash used in investing activities	$ (520,309)	$ (5,927)	$ (22,183)	$ (4,552)	$ (8,679)
Net cash provided by (used in) financing activities	$ 492,689	$ (31,733)	$ 1,584	$ (9,427)	$ (6,209)

BLUEKNIGHT ENERGY PARTNERS (NASDAQ: BKEP)

Selected Financial Data

(in thousands)	Year Ended December 31			Six Months Ended June 30	
	2008	2009	2010	2010	2011
Adjusted EBITDA			(unaudited)		
Net income (loss)	$ 17,775	$ (16,505)	$ (23,796)	$ (7,752)	$ (2,712)
Interest expense	26,951	51,399	48,638	25,972	18,164
Income taxes	291	205	207	102	147
Depreciation and amortization	21,328	22,692	21,447	10,913	11,415
Asset impairment charge	-	1,375	-	779	-
Loss contingency, net of insurance receivable	-	-	7,200	-	-
Change in fair value of embedded derivative within convertible debt	-	-	6,650	-	(4,866)
Change in fair value of rights offering contingency	-	-	(4,384)	-	6,386
Gain on settlement transaction	-	(2,585)	-	-	-
Adjusted EBITDA	$ 66,345	$ 56,581	$ 55,962	$ 30,014	$ 28,534
Key Credit Statistics					
Leverage ratio	4.86x	6.71x	4.19x	6.64x	4.27x
Interest coverage ratio	3.58x	1.49x	4.68x	1.37x	4.64x

BLUEKNIGHT ENERGY PARTNERS (NASDAQ: BKEP)